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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-64035), Form S-3 (No. 333-93577), Form S-3 (No. 333-84269) and
Form S-3 (No. 333-36950) of Endorex Corporation of our report dated February 15, 2001, with respect to the consolidated financial statements of Endorex Corporation included in this Annual Report (Form 10-KSB) for the year ended December 31, 2000.


/s/ Ernst & Young LLP

Milwaukee, Wisconsin
March 27, 2001